UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2017

PennyMac Mortgage Investment Trust

 (Exact name of registrant as specified in its charter)

Maryland	001-34416	27-0186273
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3043 Townsgate Road, Westlake Village, California	91361
(Address of principal executive offices)	(Zip Code)

(818) 224‑7442

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

Repurchase Agreement

On June 30, 2017, PennyMac Mortgage Investment Trust (the “Company”), through two of its wholly-owned subsidiaries, PennyMac Corp. (“PMC”) and PennyMac Operating Partnership, LP (“POP”), entered into an amendment (the “Amendment”) to its Master Repurchase Agreement, dated as of November 20, 2012, by and among Morgan Stanley Bank, N.A., as buyer (“Morgan Stanley”), Morgan Stanley Mortgage Capital Holdings LLC, as agent, and PMC, as the original seller (the “Repurchase Agreement”). Pursuant to the terms of the Repurchase Agreement, PMC may sell, and later repurchase, newly originated mortgage loans pending sale and/or securitization. The mortgage loans are serviced by PennyMac Loan Services, LLC, an indirect controlled subsidiary of PennyMac Financial Services, Inc. (NYSE: PFSI). The termination date for the Repurchase Agreement is August 25, 2017.

Under the terms of the Amendment, POP was added as a seller under the Repurchase Agreement, and the maximum aggregate purchase price provided for thereunder was increased from $400 million to $600 million, the uncommitted amount of which was increased from $150 million to $350 million. The Amendment also requires POP to maintain various financial and other covenants, which include maintaining (i) a minimum tangible net worth of $700 million; (ii) as of the end of each calendar month, a minimum of $40 million in the aggregate in unrestricted cash and cash equivalents; and (iii) a ratio of total indebtedness to tangible net worth of not more than 5:1.

The obligations of PMC and POP under the Repurchase Agreement are fully guaranteed by the Company. All other terms and conditions of the Repurchase Agreement, including the $250 million committed amount thereunder, remain the same in all material respects. The Company, through PMC and POP, is required to pay Morgan Stanley all fees and out-of-pocket expenses associated with the preparation of the Amendment.

The foregoing descriptions of the Amendment,  the Repurchase Agreement and the related guaranty do not purport to be complete and are qualified in their entirety by reference to (i) the full text of the Amendment, which has been filed with this Current Report on Form 8-K as Exhibit 10.1; (ii) the descriptions of the Repurchase Agreement and the related guaranty in the Company’s Current Report on Form 8-K as filed on November 26, 2012; (iii) the full text of the Repurchase Agreement and the related guaranty attached thereto as Exhibit 1.1 and Exhibit 1.2, respectively; and (iv) the full text of all other amendments to the Repurchase Agreement filed thereafter with the SEC.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1

Amendment Number Nine to the Master Repurchase Agreement, dated as of June 30, 2017, among PennyMac Corp., PennyMac Operating Partnership, LP, Morgan Stanley Bank, N.A. and Morgan Stanley Mortgage Capital Holdings LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNYMAC MORTGAGE INVESTMENT TRUST

Dated: July 7, 2017	/s/ Andrew S. Chang
Andrew S. Chang Senior Managing Director and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1

Amendment Number Nine to the Master Repurchase Agreement, dated as of June 30, 2017, among PennyMac Corp., PennyMac Operating Partnership, LP, Morgan Stanley Bank, N.A. and Morgan Stanley Mortgage Capital Holdings LLC